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                                                                    EXHIBIT 23.5

                    [LETTERHEAD OF MILLER AND LENTS, LTD]

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We consent to the incorporation by reference in this Registration Statement on Form S-3 (the "Registration Statement") of Edge Petroleum Corporation of our estimates of proved reserves contained in Miller Exploration Company's Annual Report of Form 10-K for the year ended December 31, 2002, as amended, and further consent to our being named as an expert in such Registration Statement.

                                    MILLER AND LENTS, LTD

                                    By:  /s/ Carl D. Richard
                                    ------------------------
                                    Carl D. Richard
                                    Vice President

Houston, Texas
March 15, 2004